                                                                      EXHIBIT 99

                    WINTHROP PARTNERS 80 LIMITED PARTNERSHIP
                            FORM 10-QSB JUNE 30, 2004

SUPPLEMENTARY INFORMATION REQUIRED PURSUANT TO SECTION 9.4 OF THE PARTNERSHIP
AGREEMENT

1.   Statement of Cash Available for Distribution for the three months ended
     June 30, 2004:

          Net income                                                  $   68,000
          Add:   Depreciation and amortization charged to income
                 not affecting cash available for distribution            27,000
                 Cash from reserves                                       71,000
                                                                      ----------

                 Cash Available for Distribution                      $  166,000
                                                                      ==========
                 Distributions allocated to General Partners          $      -
                                                                      ==========
                 Distributions allocated to Limited Partners          $  166,000
                                                                      ==========

2.   Fees and other compensation paid or accrued by the Partnership to the
     General Partners, or their affiliates, during the three months ended June
     30, 2004:

              Entity Receiving                               Form of
                Compensation                              Compensation                          Amount
          --------------------------      -------------------------------------------         ----------

          Winthrop
          Management LLC                  Property Management Fees                            $    3,000

          General Partners                Interest in Cash Available for Distribution         $        -

          Affiliates of the General
            Partner                       Interest in Cash Available for Distribution         $   37,000

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